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                                                                    EXHIBIT 11.1

                       HEALTH SYSTEMS DESIGN CORPORATION
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

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
                                                                    THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                         JUNE 30,                     JUNE 30,
                                                                --------------------------  ----------------------------
                                                                    1998          1997          1998           1997
                                                                ------------  ------------  -------------  -------------
Net income (loss).............................................  $    294,410  $    (87,274) $  (1,257,691) $  (1,620,796)
                                                                ------------  ------------  -------------  -------------
                                                                ------------  ------------  -------------  -------------
Weighted average common shares outstanding:
  Basic.......................................................     6,607,282     6,495,558      6,566,232      6,462,673
                                                                ------------  ------------  -------------  -------------
                                                                ------------  ------------  -------------  -------------
  Fully Diluted...............................................     6,825,712     6,495,558      6,566,232      6,462,673
                                                                ------------  ------------  -------------  -------------
                                                                ------------  ------------  -------------  -------------

Net income (loss) per common share............................  $       0.04  $      (0.01) $       (0.19) $       (0.25)
                                                                ------------  ------------  -------------  -------------
                                                                ------------  ------------  -------------  -------------
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